                                                            PAGE 11 OF 124 PAGES



                                   EXHIBIT A

                            CAPITALIZATION AGREEMENT


              This Capitalization Agreement (the "Agreement") dated as of November , 1995 by and among VTX Electronics Corp., a Delaware corporation (the "Company") and the Investors set forth on the signature page hereto (collectively, the "Investors" and individually, an "Investor")

              WHEREAS, the Investors desire to make a capital investment in the Company on the terms and conditions set forth in this Agreement; and

              WHEREAS, the Company is desirous of Investors making such capital investment on the terms and conditions set forth in this Agreement

              NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

              1. Representations and Warranties. The Company represents and warrants to each Investor as follows:

                   a.  Due Organization and Qualification; Business.  The
Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted, and has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of the business transacted by it or the properties owned or leased by it requires the Company to be so qualified except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company. The
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                                                            PAGE 12 OF 124 PAGES


Company has paid all corporation taxes and franchise taxes payable to the State of Delaware and in each other jurisdiction where it is qualified.

                   b. Litigation; Compliance with Rules, Regulations, Decrees, etc. Except as set forth on Schedule 1(b) attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, properties or assets at law, in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and neither the Company nor any of its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in violation of any rule or regulation of any thereof, or in violation of any law, which violation would have a material adverse effect on the business or properties of the Company. The Company has all permits, licenses and franchises necessary or desirable in order to conduct its business and to own and operate its property and assets.

                   c. Compliance with Other Instruments. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof and of the Preferred Stock, the Warrants and the Debentures (all as hereinafter defined), will conflict with or result in a breach or violation of the certificate of incorporation or by-laws of the Company or of any material term, condition or provision of any agreement or instrument to which the Company is now a party or by which it or any of its properties or assets may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien upon any of the properties or assets of the Company or any subsidiary.

                   d. Financial Statements. The consolidated balance sheet of the Company as at June 30 in each of the years 1990 to 1995, inclusive, and the related consolidated statements of operations,
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                                                            PAGE 13 OF 124 PAGES


stockholder' equity and cash flows for the fiscal years then ended, accompanied in each case by the opinion of independent public accountants previously delivered to the Investors, as well as the unaudited financial statements as of September 30, 1995 and 1994 (as set forth in the Form 10Q set forth below) previously delivered to the Investors are complete and correct in all material respects and fairly present the financial condition of the Company and its subsidiaries and the results of the operations and changes in financial position of the Company and its subsidiaries for the respective fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise therein or in the notes thereto stated) throughout the fiscal periods involved.

                   e. Business and Properties; No Misleading Statement or Omissions. The annual report of the Company on Form 10-K for the fiscal year ended June 30, 1995 including all exhibits and material incorporated by reference (the "Form 10-K") and the Report on Form 10-Q relating to the three-month period ended September 30, 1995 (collectively with the Form 10-K, the "Reports"), as filed with the Securities and Exchange Commission and a copy of which has heretofore been furnished to the Investors, correctly describes the general nature of the business conducted by the Company during the fiscal year ended June 30, 1995 and the three-month period ended September 30, 1995, respectively, and the information therein with respect to the principal properties then owned or leased by the Company is correct in all material respects. Since September 30, 1995, there has been no material change in the general nature of the business conducted, or in the principal properties owned or leased, by the Company.  The Reports are accurate as of their respective dates in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no fact or circumstance now in existence and currently known by the Company which does now, or with the passage of time, would be reasonably anticipated to have a material adverse affect on the
Company, its business, prospects, financial condition or operations.
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                                                            PAGE 14 OF 124 PAGES


                   f. Subsidiaries; Due Organization and Qualification. The Form 10-K correctly and completely sets forth the name and jurisdiction of the incorporation of each subsidiary of the Company. All outstanding shares of stock of all classes of each subsidiary listed in the Form 10-K are owned by the Company and have been validly issued, are fully paid and non-assessable, and are owned free and clear of any lien, option, contractual restriction on transfer or contractual right of any other person. Each subsidiary listed in the Form 10-K is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted; each subsidiary listed in the Form 10-K is duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein, in the judgment of the Company, the nature of the business transacted by it or the properties owned or leased by it makes such qualification necessary, except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company.

                   g. Title to Properties. The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, their respective real properties and assets (including leasehold improvements) reflected in the consolidated balance sheet as at September 30, 1995 referred to in Section 1(b) above, subject only to such defects or irregularities of title which do not in the aggregate interfere with the operation, value or use of such properties and assets considered as a whole and subject to liens in favor of Congress Financial Corporation ("Congress") and Sterling Commercial Capital, Inc., First Wall Street SBIC, L.P., Fundex Capital Corp. and Tappan Zee Capital (collectively, the "Sterling Group") and notice liens in favor of equipment lessors, except for properties and assets sold or otherwise disposed of subsequent to said date in the ordinary course of business.  The Company owns,
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                                                            PAGE 15 OF 124 PAGES


or has a valid leasehold in, all properties or assets reasonably necessary to operate and conduct its business.

                   h. Trademarks, Patents, etc. The Company and its subsidiaries possess such trademarks, trade names, copyrights, patents, licenses, or rights in any thereof as are adequate in the opinion of the Company for the conduct of their respective businesses as now conducted, without known conflict with the rights of others except for conflicts which if adversely determined would not, singly or in the aggregate, result in any material adverse change in the business, operations, properties or assets or in the condition, financial or other, of the Company.

                   i. Tax Liability. The Company and its subsidiaries have, to the knowledge of their respective officers, properly prepared and filed all tax returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and have paid all taxes shown as due on such returns that were filed. The Company has properly withheld all taxes required to be withheld, including, without limitation all federal, state and local withholding taxes and FICA payments, and, to the Company's knowledge, there are no pending audits or investigations relating to tax matters affecting the Company or any subsidiary. The Company has been notified of 1) a final assessment by City of Dayton, Ohio in the amount of approximately $3,400 and, 2) an amount due to the Illinois Department of Revenue upon audit and resolution thereof in the amount, as of September 27, 1995, of approximately $15,400.

                   j.  Governmental Action.  Except as otherwise contemplated by this Agreement and blue sky laws, no action, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement or the Debentures, other than any post event informational filing.
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                                                            PAGE 16 OF 124 PAGES



                   k.   ERISA.

                        (i) The Company is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                        (ii) No "employee benefit plan" as defined in ERISA, maintained by the Company or any subsidiary, as from time to time in effect (herein called "Benefit Plans" or, individually, a "Benefit Plan") nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in ERISA, which could subject the Company or any subsidiary, or any Benefit Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan, or any such trust to any tax or penalty on prohibited transactions. Neither any of the Benefit Plans nor any such trusts have been terminated, or are liable for the tax or penalty on prohibited transactions, nor has there been any "reportable event" as defined in ERISA or any "accumulated funding deficiency." Neither the Company nor any of its subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation.

                   l.  Environmental Issues.

                        (i) The property owned or leased by the Company or any of its subsidiaries ("Premises") and the present and contemplated use and occupancy thereof are in full compliance in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, parking, construction, building, land use and environmental matters, including, without limitation, the provisions of the Federal Occupation Safety and Health Act and the Environmental Protection Act, and all applicable rules and regulations thereunder and all similar state and local laws, rules and regulations; there are no current citations, notices or orders of non-compliance issued to the Company or any of its subsidiaries or relating to its business, assets, property (leased or owned), leaseholds or equipment under any such laws, rules and regulations. The Company and each of its subsidiaries has been issued all required federal, state and local licenses, certificates and permits
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                                                            PAGE 17 OF 124 PAGES


relating to the business, assets, property (leased or owned) leaseholds and equipment, and are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental, health or safety matters.

                        (ii) (a) No hazardous or toxic substance or material or other waste ("Hazardous Substance") as defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et. seq.), The Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et. seq.) or any other federal, state or local law, order or regulation pertaining to health, safety, or the environment (the "Environmental Laws") has ever been unlawfully disposed, released, discharged or spilled on or under any part of the Premises, (b) the Premises has never been used as a dump or landfill, (c) no litigation or administrative action or proceeding has been commenced or, to the Company's knowledge, threatened against the Company or any of its subsidiaries alleging a violation of any Environmental Laws, and (d) no underground storage tank (other than fuel oil storage tanks), equipment containing polycholorinated biophenyle, asbestos, or urea formaldehyde is located on or under the Premises; the Premises are free from any contamination by any Hazardous Substance and the Company is in compliance in all material respects with all Environmental Laws affecting the Company or the Premises.

                        (iii) There is not present in the Premises any friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material.

                    m. Due Authorization of Agreement, Preferred Stock, Debentures and Warrants.

                        (i) This Agreement and the transactions herein contemplated, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company, no shareholder approval is required in connection therewith, and is a valid and binding instrument,
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                                                            PAGE 18 OF 124 PAGES


enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought; and

                        (ii) The Secured Subordinated Debentures in the aggregate principal amount of $1,237,500 in the form attached hereto as Exhibit A (the "Debentures"), and the Warrants in the forms attached hereto as Exhibits B-1 and B-2 (the "Warrants"), have been duly authorized by the Company, and when each is duly executed and delivered by the Company and paid for as provided in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Preferred Stock is convertible into, and the Warrants are exercisable for shares of Common Stock in accordance with their terms.

                   o. Validity of Preferred Stock. The Certificate of Designation, Preferences and Rights of Senior Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock") in the form attached hereto as Exhibit C has been duly authorized by the Board of Directors of the Company and has been duly filed with the Secretary of the State of Delaware. When the Preferred Stock is issued by the Company to the Investors and paid for by them as provided in this Agreement, such Preferred Stock will be duly and validly authorized and issued, fully paid and non-assessable Preferred Stock of the Company entitled to the rights and preferences of the Certificate of Designation referenced above.

                   p. Validity of Common Stock Issuable Upon Conversion of Preferred Stock and Exercise of Warrants. The shares of Common Stock initially to be reserved for issuance upon conversion of the Preferred Stock and upon exercise of the Warrants hereof have been duly and validly authorized
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                                                            PAGE 19 OF 124 PAGES


and, when so issued upon conversion in accordance with the terms of the Preferred Stock or exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable. Schedule 1(p) hereto sets forth the Company's outstanding stock options, exercise price, expiration date and option holders.

              q. No Defaults. The Company is presently, and at all time in the past twelve (12) months has been, in compliance and not in any violation or default under its lending agreements with its lenders, including, without limitation, Congress and the Sterling Group and has been in compliance with, and not it default under, any material contract, leases, mortgages or agreement. No event, fact or circumstance exists which, with the passage of time or the giving of the notice, would create an event of default under any of the above instruments. The Company is in compliance with its certificate of incorporation and its by-laws.

              r. Capitalization. The authorized and outstanding shares of capital stock, warrants or rights to convert into or receive capital stock of the Company (other than options which are set forth on Schedule 1(p)), are stated on Schedule 1(r) attached hereto. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding, are fully paid and non-assessable. Except as stated on such
Schedule 1(r), there are no outstanding, options, warrants, or rights to convert into or receive capital stock of the Company or securities exchangeable for, or convertible into, capital stock of the Company. No person or entity has demand or "piggy-back" registration rights as to any security issued or issuable by the Company, except to the Investors as set forth in the Warrants and the Preferred Stock. The Company has agreed to use its best efforts to register up to 400,000 shares of Common Stock issuable upon the exercise of certain options granted to Donald Rowley.

              s. Undisclosed Liabilities; Material Changes. Except for such claims, debts and liabilities as are reflected in the financial statements referred to in Section 1(d) hereto and borrowings under the Company's revolving credit agreement with Congress, the Company does not have any outstanding indebtedness for money borrowed and is not subject to any claims or liabilities (whether matured or
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                                                            PAGE 20 OF 124 PAGES


unmatured, liquidated or unliquidated, accrued, fixed, contingent or otherwise), other than trade or business obligations incurred in the ordinary course of business since the date of such financial statements, in amounts usual and normal, both individually and in the aggregate, for the Company, all accounting procedures and methods have been maintained in a manner consistent with prior periods, there has been no lease, sale (other than inventory in the ordinary course of business), or abandonment of any property or assets of the Company, nor has there been any labor strife, strike or lock-out. Since the date of such financial statements, there has not been any material increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of them, other than in the ordinary course and consistent with past practices. Since the date of such financial statements, there has not been any payment by the Company of any dividends or any distribution by the Company to any of its shareholders in redemption or as a purchase price of any indebtedness (whether in payment of principle, interest or otherwise) owing to any of them nor has there been any mortgage, pledge or subjection to a lien, charge or encumbrance of any material kind of any of the Company's assets, tangible or intangible.

              (t) Insurance. The Company maintains insurance adequate and reasonable for its needs and consistent with industry standards. All such insurance is in full force and effect and the Company has received no notices of cancellation or indication of any intention on the part of any insurance company not to renew.

              (u) Employment Contracts. Except as set forth on Schedule 1(u) attached hereto, the Company is not a party to, or otherwise subject to, any oral or written (i) collective bargaining agreement, (ii) contract or other agreement for the employment of any officer or employee, (iii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement (including individual agreements) providing employee benefits.
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                                                            PAGE 21 OF 124 PAGES


              (v) Future Agreements. The Company is not a party to or otherwise subject to any oral or written (i) guarantee of any obligations for the borrowing of money or otherwise, or any other agreement or guarantee of the obligations of another person or entity, (ii) agreement or arrangement for the purchase or sale of any assets of the Company other than in the ordinary course of business or for the grant of any preferential rights to purchase any of the Company's assets, properties or rights, (iii) agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business in any area of the world or to compete with any person or entity, (iv) agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, (v) contract, agreement or other instrument not entered at arms length and in the ordinary course of business.

              (w) Market Price of Common Stock. Schedule 1 (w) sets forth the high, low and closing prices for the Common Stock of the Company for the trading days November 20, to November 27, 1995 as prepared from information provided to the Company by Troster Singer.

              2. Representation and Warranty of Each Investor. Each Investor hereby represents and warrants to the Company, as to itself, as of the date hereof, as follows:

                   a. Investment. Each Investor is acquiring the Debentures, the Preferred Stock and the Warrants and if it converts any Preferred Stock or exercises any Warrants, the underlying Common Stock, for its own account for investment purposes only, and not with a view to, or for resale in connection with, any offering or distribution thereof; provided, however, it may transfer any of the foregoing to any affiliate of itself.

                   b. Experience. Each Investor has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Debentures, Preferred Stock and Warrants and of making an informed decision.
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                                                            PAGE 22 OF 124 PAGES


                   c. Financial Resources. Each Investor is able to bear the economic risk of such investment hereof and, at the present time, is able to afford a complete loss of such investment.

                   d. Restrictions on Transfer. Each Investor understands that the Debentures, Preferred Stock and Warrants, and the shares of Common Stock issuable upon conversion or exercise thereof, have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of such Investor's investment intent as expressed herein.

                   e. Litigation. There are no legal, administrative, arbitral or other proceedings or governmental investigations pending or, to the knowledge of such Investor, threatened against such Investor which would give any third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent such Investor from complying with the terms and provisions of this Agreement.

                   f. Limitations and Dispositions. Each Investor acknowledges that the securities purchased hereby must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act. Each Investor consents to the affixing on certificates representing the Debentures, Preferred Stock, Warrants and Common Stock issuable upon conversion or exercise thereof of a legend regarding transfer restrictions.

                   g. Required Filings and Consents. The Investors are not required to submit any notice, report or other filing with any governmental authority in connection with the execution, delivery or performance of this Agreement.

                   h. Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Investor, no shareholder approval is required, and is a valid and binding instrument enforceable in accordance with its terms.
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                                                            PAGE 23 OF 124 PAGES


                   i. SEC Reports; Recent Losses. Each Investor acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 and the Company's Form 10-Q for the Quarter ended September 30, 1995. Each Investor acknowledges that it is aware that the Company expects to have a significant net loss for the quarter ended December 31, 1995.

              3. Purchase of Preferred Stock. Contemporaneously with the execution and delivery of this Agreement, each Investor shall purchase, and the Company shall issue and sell, the number of shares of Preferred Stock set forth opposite such Investor's name on the signature page hereof (an aggregate of 12,500 shares of Preferred Stock) for a purchase price also set forth opposite such Investor's name on the signatures page hereof.

              4. Purchase of Debentures. Contemporaneously with the execution and delivery of this Agreement, each Investor shall purchase and the Company shall issue and sell, the principal amount of Debentures set forth opposite such Investor's name on the signature page hereof.

              5. Issuance of Warrants. Contemporaneously with the execution and delivery of this Agreement, the Company shall issue to each Investor Warrants to purchase the number of shares of Common Stock set forth opposite each Investor's name on the signature page hereof.

              6.   Appointment of Directors; Visitation Rights.  (a) The
Company represents and warrants that the entire Board of Directors of the
Company is comprised of Robert J. Eide, Donald Rowley, Steven J. Bayern, Robert
L. Frome, Paul L. McDermott, Jeffrey S. Podell and Mark Bloom.  Concurrently
with the execution and delivery of this Agreement, all the directors, except
Mr.  Eide shall resign, Mr. Eide shall then elect Messrs. Kenneth Rind,
Marshall Butler, Al Roth, Hiro Hiranandani, Paul Lowell and Deborah Nabavian to fill all vacancies on the Board, and then Mr. Eide shall resign. The Company represents and warrants that such action is consistent with the Company's Certificate of Incorporation and By-laws and when such action is taken by the Board of Directors, the above named individuals shall be duly elected and acting directors of the Company.
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                                                            PAGE 24 OF 124 PAGES


                   (b) So long as an Investor whose initial purchase of Securities under this Capitalization Agreement exceeds a purchase price of $400,000 holds at least 33% of the aggregate of the Debentures, Preferred Stock and Warrants issued to such Investor pursuant to this Capitalization Agreement, or Common Stock issued pursuant to exercise or conversion of the foregoing, as applicable, the Company will give to such Investor adequate notice (which shall not be less than two weeks for regularly scheduled meetings) of, and permit a nominee designated by such Investor, whose nominee is not serving on the Board of Directors, to attend as an observer (who shall be considered an advisory director), all meetings, whether in person or by telephone of the Company's Board of Directors and all committee meetings thereof. Such Investor will be entitled to receive all written materials and other information given to directors in connection with such meeting at the same time such materials or information are given to directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Company will give actual notice, prior to the effective date of such consent, to such Investor describing in reasonable detail the nature and substance of such action. Any such Investor whose nominee is serving on the Board of Directors may select a representative to attend as an observer in said nominee's absence. Board meetings will be held at the discretion of the Board, but not less than quarterly. Advisory directors will receive the same compensation payable to outside directors per meeting plus out-of-pocket costs related to such attendance.

              7.  Voting Proxy; Escrow Agreement.

                   (a) Contemporaneously with the execution and delivery of this Agreement, the Company shall cause the Voting Proxy in the form attached hereto as Exhibit D to be executed and delivered by the parties therein listed.

                   (b) By their signature below, the Investors hereby agree to the terms and conditions of that certain Escrow Agreement dated the date hereof among the Investors, the Company and Olshan Grundman Frome & Rosenzweig, LLP, as Escrow Agent, a copy of which is attached hereto as Exhibit

                                                            PAGE 25 OF 124 PAGES


E, and covenant to promptly deliver to the Escrow Agent original signed copies of such Escrow Agreement.

              8. Opinion of Counsel. Contemporaneously with the execution and delivery of this Agreement, the Company shall provide the Investors with an opinion of counsel in form set substantially forth as Exhibit F hereto.

              9. Use of Proceeds. The Company shall use the proceeds from sale of the Debentures, Preferred Stock and Warrants within the United States and for working capital and other general corporate purposes. The Company shall not use such proceeds to repurchase, redeem, or otherwise acquire outstanding securities, for any purpose prohibited by the regulations promulgated by the U.S. Small Business Administration under the Small Business Investment Act of 1958, as amended, or for any other purpose prohibited by law. The Company understands that LEG Partners SBIC, L.P. (the "SBIC Investor") is required under such regulations to conduct a reasonable review within 90 days after the Closing to assure that proceeds from sale of the Debentures, the Preferred Stock and Warrants are used for the intended purposes, and the Company agrees to cooperate with the SBIC Investor in such review, including permitting access to the Company's records by a representative of the SBIC Licensee. Any use of such proceeds other than as contemplated herein shall constitute a violation of a covenant with the SBIC Investor for which the SBIC Investor may, at its option, demand that the Company repurchase the Debentures and/or Preferred Stock issued to the SBIC Investor pursuant to this Agreement at a price equal to the purchase price paid for such Debentures and/or Preferred Stock. The parties hereto agree and understand that but for the issuance of the Warrants to the Investors, the interest on the Debentures would have been one (1%) percent greater than as set forth in the Debentures.

              10. Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by any party hereto in this Agreement or in any document or certificate delivered pursuant hereto shall survive the purchase and sale of the Debentures, Preferred

                                                            PAGE 26 OF 124 PAGES


Stock and the issuance of the Warrants, the conversion or exercise, as the case may be, of the foregoing and shall be unaffected by any investigation made by or on behalf of any party hereto.

              11.  Miscellaneous.

                   (a) This Agreement shall be construed under the laws of the State of New York without giving effect to conflict of laws rules of such State.

                   (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                   (c) If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited but only to the extent necessary to render such provision and this Agreement enforceable.

                   (d) Notices shall be effective on the day delivered by hand and receipted, the second business day after delivery to a recognized overnight courier service or seven days after delivery to the United States Post Office proper postage prepaid sent registered or certified mail, return receipt requested, addressed in each case as follows:

                   If to the Company:   61 Executive Boulevard
                                        Farmingdale, New York  11735

                   If to any Investor:  At the address set forth on the
                                        signature page hereof

                   (e) The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                                                            PAGE 27 OF 124 PAGES


                   (f) This Agreement may only be amended by a written instrument executed by each of the parties hereto.

                   (g) This Agreement (together with the other agreements and documents delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof; and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                   (h) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken shall constitute one and the same agreement.

                                                            PAGE 28 OF 124 PAGES


              IN WITNESS WHEREOF, the undersigned have executed and delivered the Agreement as of the date first above written.

                                            VTX ELECTRONICS CORP.


                                            BY:
                                               ---------------------------------
                                                  Name:
                                                  Title:



Agreement as to the provisions of
Section 6


- ------------------------
Robert J. Eide


- ------------------------
Donald Rowley


- ------------------------
Steven J. Bayern


- ------------------------
Robert L. Frome


- ------------------------
Paul L. McDermott


- ------------------------
Jeffrey S. Podell


- ------------------------
Mark Bloom

                                                            PAGE 29 OF 124 PAGES


                                   INVESTORS


Name:
                             -----------------------------------

By:
                             -----------------------------------

Signature:
                             -----------------------------------


Address:
                             ---------------------------------------


                             ---------------------------------------


                             ---------------------------------------





Number of Shares
of Preferred Stock:
                             ---------------------------------------

Principal Amount
of Debentures
                             ---------------------------------------

Warrants (Form B-1)
  To Purchase Number
  of Shares of Common
  Stock
                             ---------------------------------------

Warrants (Form B-2)
  To Purchase Number
  of Shares of Common
  Stock
                             ---------------------------------------



Total Consideration:
                             ---------------------------------------

                                                            PAGE 30 OF 124 PAGES


                                                                       EXHIBIT A

                         SECURED SUBORDINATED DEBENTURE

$                                                         Farmingdale, New York
 ----------                                               November 30, 1995

              VTX Electronics Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to the order of Quota Fund, NV, or registered assigns the principal amount of _________________________________ ($_______) Dollars on December 1, 2000, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company, in Farmingdale, New York and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, quarterly on the first day of September, December, March and June in each year, commencing on March 1, 1996, at the rate of interest from time to time equal to the "prime rate" as publically announced from time to time in the Wall Street Journal plus two percent (2%) per annum adjusted monthly on the first business day of each month until such unpaid portion of such principal amount shall have become due and payable and thereafter at the greater of such prime rate plus six percent (6%) or eighteen percent (18%) per annum thereafter and, so far as may be lawful, on any overdue installment of interest at the rate of the greater of such prime rate plus six percent (6%) or eighteen percent (18%) per annum. This Debenture may be prepaid at any time after one year from original issuance, in whole or in part, with no penalty, only with the prior written consent of the Holder of this Debenture.

              Section 1.     The Agreement; Exchanges and Transfers of the
Debenture.

                                                            PAGE 31 OF 124 PAGES


              Section 1.1. The Agreement. This Debenture (herein called the "Debenture") is one of several identical Debentures in the aggregate principal amount not to exceed $1,237,500 (collectively called the "Debentures") issued
on March   , 1996.

              Section 1.2. Register; Transfer or Exchange of Debentures. The Company shall keep at its office or agency maintained in Farmingdale, New York a register in which the Company shall provide for the registration of Debentures and for the registration of transfer of Debentures. The Holder of any Debenture may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Debenture or Debentures, dated as of the date to which interest has been paid on the Debenture or Debentures so surrendered, each in the principal amount of $10,000 or any integral multiple thereof, for the same aggregate unpaid principal amount as the Debenture or Debentures so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Debenture so made and delivered in exchange for any Debenture shall in all other respects be in the same form and have the same terms as the Debenture so surrendered for transfer or exchange.

              Section 1.3. Loss, Theft, Destruction or Mutilation of Debentures. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

                                                            PAGE 32 OF 124 PAGES


              Section 1.4. Registered Holders. The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary. Payments with respect to any Debenture shall be made only to the registered Holder thereof.

              Section 2.     Surrender of the Debenture.

              Section 2.1. Surrender of Debentures. (a) The Company may, as a condition of payment of all or any of the principal of, and interest on, this Debenture, in whole or in part, require the holder to present this Debenture for notation of such payment and, if this Debenture be paid in full, require the surrender hereof.

                   (b) Anything herein to the contrary notwithstanding, the entire principal plus accrued interest amount of this Debenture, or any part hereof, may be surrendered to the Company by the Holder for redemption and cancellation as payment of the exercise price of any warrant to acquire common stock of the Company. If less than the entire principal amount of this Debenture is so surrendered and redeemed, a new Debenture in the remaining outstanding principal amount shall be redelivered to the Holder.

              Section 3.     Covenants.

              Section 3.1. To Pay Principal and Interest. The Company covenants and agrees to pay principal and interest on this Debenture in accordance with the terms hereof.

              Section 3.2. Maintenance of Company Office. The Company will maintain an office in Farmingdale, New York in its current facility where notices, presentations and demands to or upon the Company in respect of the Debenture may be given or made or such other place as a majority in principal amount of the Debentures shall consent to in writing.

                                                            PAGE 33 OF 124 PAGES



              Section 3.3. To Keep Books. The Company will, and will cause all subsidiaries, to keep proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles.

              Section 3.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will, and will cause each of its subsidiaries to,

    (a) pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or change upon its property; provided, however, that neither the Company nor any subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such subsidiary, as the case may be, shall have set aside on its books reserves (provided for and segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

    (b) maintain and keep or cause to be maintained and kept its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

              Section 3.5. To Insure. The Company will, and will cause each of its subsidiaries to maintain insurance in such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

                                                            PAGE 34 OF 124 PAGES


              Section 3.6. Sale, Merger or Consolidation by Company. The Company will not sell, lease, transfer or otherwise dispose of any substantial part of its properties and assets or consolidate with or merge into any person or permit any person to merge into it.

              Section 3.7. Additional Debt. The Company shall not issue or incur any debt senior to, or parri passu with, the Debentures.

              Section 4. Representations and Warranties. The Company represents and warrants to each Holder of this Debenture, on the date of original issuance, as follows:

              Section 4.1. Due Organization and Qualification; Business. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the power and authority to own or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted, and has the power and authority to enter into this Debenture and to carry out the transactions contemplated hereby. The Company is duly qualified as a foreign corporation in each jurisdiction where the nature of the business transacted by it or the properties owned or leased by it requires the Company to be so qualified except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company. The Company has paid all corporation taxes and franchise taxes payable to the State of Delaware and in each other jurisdiction where it is qualified.

              Section 4.2. Litigation; Compliance with Rules, Regulations, Decrees, etc. Except as set forth on Schedule 4.2 attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, properties or assets at law, in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and neither the Company nor

                                                            PAGE 35 OF 124 PAGES


any of its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in violation of any rule or regulation of any thereof, or in violation of any law, which violation would have a material adverse effect on the business or properties of the Company. The Company has all permits, licenses and franchises necessary or desirable in order to conduct its business and to own and operate its property and assets.

              Section 4.3. Compliance with Other Instruments. Neither the execution and delivery of this Debenture, the consummation of the transactions herein contemplated, nor compliance with the terms, conditions and provisions hereof, will conflict with or result in a breach or violation of the certificate of incorporation or by-laws of the Company or of any material term, condition or provision of any agreement or instrument to which the Company is now a party or by which it or any of its properties or assets may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien upon any of the properties or assets of the Company or any subsidiary.

              Section 4.4. Financial Statements. The consolidated balance sheet of the Company as at June 30 in each of the years 1990 to 1995, inclusive, and the related consolidated statements of operations, stockholder' equity and cash flows for the fiscal years then ended, accompanied in each case by the opinion of independent public accountants previously delivered to the Holder of this Debenture, as well as the unaudited financial statements as of September 30, and December 31, 1995 and 1994 (as set forth in the Form 10Q set forth below) previously delivered to the Holder are complete and correct in all material respects and fairly present the financial condition of the Company and its subsidiaries and the results of the operations and changes in financial position of the Company and its subsidiaries for the respective fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise set forth therein or in the notes thereto stated) throughout the fiscal periods involved.

                                                            PAGE 36 OF 124 PAGES



              Section 4.5. Business and Properties; No Misleading Statement or Omissions. The annual report of the Company on Form 10-K for the fiscal year ended June 30, 1995 including all exhibits and material incorporated by reference (the "Form 10-K") and the Reports on Form 10-Q relating to the three-month periods ended September 30 and December 31, 1995 (collectively with the Form 10-K, the "Reports"), as filed with the Securities and Exchange Commission and copies of which have heretofore been furnished to the Holder, correctly describe the general nature of the business conducted by the Company during the fiscal year ended June 30, 1995 and the six-month period ended December 31, 1995, respectively, and the information therein with respect to the principal properties then owned or leased by the Company is correct in all material respects. Since December 31, 1995, there has been no material change in the general nature of the business conducted, or in the principal properties owned or leased, by the Company. The Reports are accurate as of their respective dates in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 4.5 hereto, there is no fact or circumstance now in existence and currently known by the Company which does now, or with the passage of time, would be reasonably anticipated to have a material adverse affect on the Company, its business, prospects, financial condition or operations.

              Section 4.6. Subsidiaries; Due Organization and Qualification. The Form 10-K correctly and completely sets forth the name and jurisdiction of the incorporation of each subsidiary of the Company. All outstanding shares of stock of all classes of each subsidiary listed in the Form 10-K are owned by the Company and have been validly issued, are fully paid and non-assessable, and are owned free and clear of any lien, option, contractual restriction on transfer or contractual right of any other person. Each subsidiary listed in the Form 10-K is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own

                                                            PAGE 37 OF 124 PAGES


or hold under lease the properties it purports to own or so hold and to carry on its business as now being conducted and presently proposed to be conducted; each subsidiary listed in the Form 10-K is duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein, in the judgment of the Company, the nature of the business transacted by it or the properties owned or leased by it makes such qualification necessary, except for jurisdictions wherein the failure to be so qualified will not have a material adverse effect on the business, operations, properties or assets or on the condition, financial or other, of the Company.

              Section 4.7. Title to Properties. The Company and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, their respective real properties and assets (including leasehold improvements) reflected in the consolidated balance sheet as at December 31, 1995 referred to in Section 4.4 above, subject only to such defects or irregularities of title which do not in the aggregate interfere with the operation, value or use of such properties and assets considered as a whole and subject to liens in favor of Congress Financial Corporation ("Congress") and Sterling Commercial Capital, Inc., First Wall Street SBIC, L.P., Fundex Capital Corp. and Tappan Zee Capital (collectively, the "Sterling Group") and notice liens in favor of equipment lessors, except for properties and assets sold or otherwise disposed of subsequent to said date in the ordinary course of business. The Company owns, or has a valid leasehold in, all properties or assets reasonably necessary to operate and conduct its business.

              Section 4.8. Trademarks, Patents, etc. The Company and its subsidiaries possess such trademarks, trade names, copyrights, patents, licenses, or rights in any thereof as are adequate in the opinion of the Company for the conduct of their respective businesses as now conducted, without known conflict with the rights of others except for conflicts which if adversely determined would not, singly or in the aggregate, result in any material adverse change in the business, operations, properties or assets or in the condition, financial or other, of the Company.

                                                            PAGE 38 OF 124 PAGES


              Section 4.9. Tax Liability. The Company and its subsidiaries have, to the knowledge of their respective officers, properly prepared and filed all tax returns required to be filed with taxing authorities prior to the date hereof or have duly obtained extensions of time for the filing thereof and have paid all taxes shown as due on such returns that were filed. The Company has properly withheld all taxes required to be withheld, including, without limitation all federal, state and local withholding taxes and FICA payments, and, to the Company's knowledge, there are no pending audits or investigations relating to tax matters affecting the Company or any subsidiary. The Company has been notified of 1) a final assessment by City of Dayton, Ohio in the amount of approximately $3,400 and, 2) an amount due to the Illinois Department of Revenue upon audit and resolution thereof in the amount, as of September 27, 1995, of approximately $15,400.

              Section 4.10. Governmental Action. Except as otherwise contemplated by this Debenture and blue sky laws, no action, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Debenture, other than any post event informational filing.

              Section 4.11. ERISA. (a) The Company is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                        (b) No "employee benefit plan" as defined in ERISA, maintained by the Company or any subsidiary, as from time to time in effect (herein called "Benefit Plans" or, individually, a "Benefit Plan") nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in ERISA, which could subject the Company or any subsidiary, or any Benefit Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Benefit Plan, or any such trust to any tax or penalty on prohibited transactions. Neither any of the Benefit Plans nor any such trusts have been terminated, or are liable for the tax or penalty on prohibited

                                                            PAGE 39 OF 124 PAGES


transactions, nor has there been any "reportable event" as defined in ERISA or any "accumulated funding deficiency." Neither the Company nor any of its subsidiaries has incurred any liability to the Pension Benefit Guaranty Corporation.

              Section 4.12. Environmental Issues. (a) The property owned or leased by the Company or any of its subsidiaries ("Premises") and the present and contemplated use and occupancy thereof are in full compliance in all material respects with all applicable federal, state and local laws, ordinances, building codes, rules and regulations pertaining to zoning, parking, construction, building, land use and environmental matters, including, without limitation, the provisions of the Federal Occupation Safety and Health Act and the Environmental Protection Act, and all applicable rules and regulations thereunder and all similar state and local laws, rules and regulations; there are no current citations, notices or orders of non-compliance issued to the Company or any of its subsidiaries or relating to its business, assets, property (leased or owned), leaseholds or equipment under any such laws, rules and regulations. The Company and each of its subsidiaries has been issued all required federal, state and local licenses, certificates and permits relating to the business, assets, property (leased or owned) leaseholds and equipment, and are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental, health or safety matters.

                   (b) (i) No hazardous or toxic substance or material or other waste ("Hazardous Substance") as defined in or regulated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et. seq.), The Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et. seq.) or any other federal, state or local law, order or regulation pertaining to health, safety, or the environment (the "Environmental Laws") has ever been unlawfully disposed, released, discharged or spilled on or under any part of the Premises, (ii) the Premises has never been used as a dump or landfill, (iii) no

                                                            PAGE 40 OF 124 PAGES


litigation or administrative action or proceeding has been commenced or, to the Company's knowledge, threatened against the Company or any of its subsidiaries alleging a violation of any Environmental Laws, and (iv) no underground storage tank (other than fuel oil storage tanks), equipment containing polycholorinated biphenyl, asbestos, or urea formaldehyde is located on or under the Premises; the Premises are free from any contamination by any Hazardous Substance and the Company is in compliance in all material respects with all Environmental Laws affecting the Company or the Premises.

                        (c) There is not present in the Premises any friable asbestos or any substance containing asbestos and deemed hazardous by federal, state or local laws, rules, regulations or orders respecting such material.

              Section 4.13. Due Authorization of Debenture. This Debenture and the transactions herein contemplated, have been duly authorized by the Company, and when this Debenture has been duly executed, paid for and delivered by the Company, no shareholder approval is required in connection therewith, this Debenture will be a valid and legally binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

              Section 4.14. No Defaults. The Company is presently, and at all time in the past twelve (12) months has been, in compliance and not in any violation or default under its lending agreements with its lenders, including, without limitation, Congress and the Sterling Group and has been in compliance with, and not it default under, any material contract, leases, mortgages or agreement. No event, fact or circumstance exists which, with the passage of time or the giving of the notice, would create an event of default under any of the above instruments. The Company is in compliance with its certificate of incorporation and its by- laws.

                                                            PAGE 41 OF 124 PAGES



              Section 4.15. Capitalization. The authorized and outstanding shares of capital stock, warrants or rights to convert into or receive capital stock of the Company, are stated on Schedule 4.15 attached hereto. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding, are fully paid and non-assessable. Except as stated on such Schedule 4.15, there are no outstanding, options, warrants, or rights to convert into or receive capital stock of the Company or securities exchangeable for, or convertible into, capital stock of the Company. No person or entity has demand or "piggy-back" registration rights as to any security issued or issuable by the Company, except as set forth on Schedule 4.15.

              Section 4.16. Undisclosed Liabilities; Material Changes. Except for such claims, debts and liabilities as are reflected in the financial statements referred to in Section 4.4 hereto and borrowing under the Company's revolving credit agreement with Congress, the Company does not have any outstanding indebtedness for money borrowed and is not subject to any claims or liabilities (whether matured or unmatured, liquidated or unliquidated, accrued, fixed, contingent or otherwise), other than trade or business obligations incurred in the ordinary course of business since the date of such financial statements, in amounts usual and normal, both individually and in the aggregate, for the Company, all accounting procedures and methods have been maintained in a manner consistent with prior periods, there has been no lease, sale (other than inventory in the ordinary course of business), or abandonment of any property or assets of the Company, nor has there been any labor strife, strike or lock-out. Since the date of such financial statements, there has not been any material increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of them, other than in the ordinary course and consistent with past practices. Since the date of such financial statements, there has not been any payment by the Company of any dividends or any distribution by the Company to any of its shareholders in redemption or as a purchase price of any indebtedness (whether in payment of principle, interest or otherwise) owing to any

                                                            PAGE 42 OF 124 PAGES


of them nor has there been any mortgage, pledge or subjection to a lien, charge or encumbrance of any material kind of any of the Company's assets, tangible or intangible.

              Section 4.17. Insurance. The Company maintains insurance adequate and reasonable for its needs and consistent with industry standards. All such insurance is in full force and effect and the Company has received no notices of cancellation or indication of any intention on the part of any insurance company not to renew.

              Section 4.18.  Employment Contracts.  Except as set forth on
Schedule 4.18 attached hereto, the Company is not a party to, or otherwise subject to, any oral or written (i) collective bargaining agreement, (ii) contract or other agreement for the employment of any officer or employee,
(iii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plan or agreement (including individual agreements) providing employee benefits.

              Section 4.19. Future Agreements. The Company is not a party to or otherwise subject to any oral or written (i) guarantee of any obligations for the borrowing of money or otherwise, or any other agreement or guarantee of the obligations of another person or entity, (ii agreement or arrangement for the purchase or sale of any assets of the Company other than in the ordinary course of business or for the grant of any preferential rights to purchase any of the Company's assets, properties or rights, (iii) agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business in any area of the world or to compete with any person or entity, (iv) agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, (v) contract, agreement or other instrument not entered at arms length and in the ordinary course of business.

              Section 4.20. Market Price of Common Stock. Schedule 4.20 sets forth the high, low and closing prices for the Common Stock of the Company for the trading days March 4, to March 12, 1996 as prepared from information provided to the Company by Bloomberg Financial Markets.

                                                            PAGE 43 OF 124 PAGES



              Section 5. Subordination. (a) "Senior Debt" means (i) all indebtedness for principal and interest, including interest accruing during the period of any bankruptcy and other amounts payable under the terms of such Senior Debt, of the Company to Congress Financial Corporation ("Congress") under that certain Accounts Financing Agreement (Security Agreement) dated December 31, 1992 and the Covenant Supplement to Accounts Financing Agreement (Security Agreement) dated December 31, 1992 and all amounts owing to Sterling Commercial Capital, Inc., First Well Street SBIC, L.P., Fundex Capital Corp. and Tappan Zee Capital Corp. under that certain Loan Agreement dated March 31, 1994, Mortgage dated March 31, 1994 and Security Agreement dated March 31, 1994.

                   (b) The Company covenants and agrees, and each Holder of this Debenture, by his acceptance hereof likewise covenants and agrees that the payment of the principal of, interest and all other amounts payable on this Debenture shall be subordinated in accordance with the provisions of this
Section 5 and each holder of any of the Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. This Debenture, shall, to the extent and in the manner hereinafter in this Section 5 set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Company.

                   (c) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Debt of the Company shall first be paid in cash or cash equivalents, before the holder of this Debenture shall be entitled to receive any assets or securities (other than shares of stock of the Company, as reorganized or readjusted or securities of the Company, or of any other corporation provided for by a plan of reorganization or readjustment, junior to, or the payment of which is subordinated at least to the extent provided in this Section 5 to the payment of, all Senior Debt of the Company, which may at the time be outstanding or any securities issued in respect

                                                            PAGE 44 OF 124 PAGES


thereof under any such plan of reorganization or readjustment) in respect of the Debentures (for principal, interest or other amounts); and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities (other than as aforesaid), to which the Holders of the Debentures would be entitled, except for the provisions of this
Section 5, shall be made by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of the Company, or their representatives to the extent necessary to pay all such Senior Debt of the Company, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                   (d) No demand, declaration, acceleration or direct or indirect payment, prepayment or enforcement of principal of this Debenture may be made or done until the Senior Debt is finally paid in full, provided, however, demand for payment and acceleration may be made after 180 days following an Event of Default. Also, no direct or indirect payment of or on account of this Debenture (including without limitation principal, interest and premiums) shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of any amount (including without limitation principal, interest and premiums) payable by the Company in respect of any Senior Debt (any default referred to in this clause (i) herein called a "Monetary Default"), or (ii) the Company receives a notice from a holder of any Senior Debt that there exists a default or an Event of Default other than a Monetary Default in respect of any Senior Debt (any default or Event of Default specified in this clause (ii) herein called a "Non-Monetary Default"). If the Company receives any notice of a Non-Monetary Default, a subsequent notice given within 360 days from the date of the giving of the first notice relating to the same Non-Monetary Default on the same issue of Senior Debt shall not be effective for the purposes of this paragraph. Notwithstanding the occurrence of a Non-Monetary Default (but subject to the provisions of Section 5(c) above and clause (i) of the second sentence of this Section

                                                            PAGE 45 OF 124 PAGES


5(d)), the Company shall resume payments on and distribution in respect of interest and other amounts (but not principal) on this Debenture when: (1) the Non-Monetary Default is cured or waived, or (2) 180 days after the giving of the aforementioned notice of the occurrence of such Non-Monetary Default (unless during such 180 day period the maturity of the Senior Debt is accelerated, or such indebtedness otherwise comes due, and is not paid in full), but in any event only if this Section 5 otherwise permits the payments or acquisition at the time of such payment.

                   (e) In the event that, notwithstanding the foregoing, the holder of any Debenture shall have received any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than as expressly permitted by this Section 5) in contravention of the terms of the subordination contained herein before all Senior Debt of the Company is paid in full, then and in such event, such payment or distribution of assets or securities of the Company shall be held in trust for and paid over or delivered to the holder of Senior Debt of the Company, for application to the payment of all Senior Debt of the Company, remaining unpaid to the extent necessary to pay in full in cash the principal of and the premium (if any) and interest and such other amounts on such Senior Debt of the Company, in accordance with its terms, after giving effect to any concurrent payment or distribution to holders of such Senior Debt of the Company.

                   (f) If any Event of Default occurs (under circumstances when the provisions of Section 5(c) shall not be applicable) with respect to the Company and as a result this Debenture is declared due and payable, and such declaration has not been rescinded or annulled, all principal and premium, if any, of all Senior Debt of the Company then due, or thereafter declared to be due, pursuant to the terms of such Senior Debt at such time, and all interest and such other amounts then due upon such Senior Debt shall first be paid in full before any payment is made on account of principal or interest or other amounts on any Debenture.

                                                            PAGE 46 OF 124 PAGES


                   (g) Subject to the prior payment in full of all Senior Debt of the Company, the Holder of this Debenture shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets or securities of the Company with respect to payments or distributions to the holders of Senior Debt by or on behalf of the Company to which the Holder of this Note would be entitled except for the provisions of this Section 5, applicable to Senior Debt until the principal of and interest on the Debenture shall be paid in full; provided, however, that all payments of principal and interest on this Debenture which were permitted under the provisions of this Section 5 at the time made shall remain the property of the Holder of this Debenture and shall not be subject to recapture by the holders of the Senior Debt. For purposes of such subrogation, no such payments or distributions to the holders of Senior Debt by or on behalf of the Company, to which the Holder of this Debenture would be entitled, except for the provisions of this Section 5, and no such payments or distributions pursuant to the provisions of this Section 5 to or for the benefit of the holders of Senior Debt of the Company, by the Holder of Debenture, shall, as between the Company, its creditors other than the holders of their respective Senior Debt, as the case may be, and the Holders of this Debenture, be deemed to be a payment by the Company, to or on account of Senior Debt and no such payments or distribution to the Holders of Debentures by virtue of the subrogation herein provided for shall, as between the Company, its creditors other than the Holders of their respective Senior Debt and the Holders of the Debentures, be deemed to be a payment by the Company, on account of such Senior Debt, it being understood that the provisions of this Section 5 are solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Debt of the Company, on the other hand. Nothing contained in this is intended to or shall impair, as between the Company and the Holders of Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect (except to the extent specifically provided above in this paragraph) the relative rights of the

                                                            PAGE 47 OF 124 PAGES


Holders of the Debentures and creditors of the Company, other than the Holders of Senior Debt of the Company, nor shall anything herein prevent the Holder of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Section 5, of the Holders of Senior Debt of the Company, in respect of assets or securities of the Company, of any kind or character, whether cash, property or securities, received upon the exercise of any such remedy.

                   (h) Upon any payment or distribution of assets or securities of the Company referred to in this Section 5, the Holders of this Debenture shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Holders of the Debentures for purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

                   (i) No right of any present or future holder of any Senior Debt of the Company, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any Holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Debenture regardless of any knowledge thereof any such Holder may have or otherwise be charged with.

                   (j) The provisions of this Section 5 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of the Company.

              Section 6.     Events of Default.

              Section 6.1. Events of Default. If one or more of the following events, herein called Events of Default, shall happen for any reason whatsoever and whether such happening shall be voluntary or

                                                            PAGE 48 OF 124 PAGES


involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body) and be continuing:

                   (a) Default shall be made in the payment of the principal of any Debenture, when and as the same shall become due and payable,whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                   (b) Default shall be made in the payment of any installment of interest on any Debenture according to its tenor when and as the same shall become due and payable and such default shall continue for a period of 10 days; or

                   (c) Default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in this Debenture; or

                   (d) The Company shall be adjudicated a bankrupt or insolvent, or shall consent to the appointment of a receiver, trustee or liquidator of itself or of any material part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or majority stockholders shall take action looking to the dissolution or liquidation of the Company; or

                   (e) An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any material part of its property, and such receiver, trustee or liquidator shall not have

                                                            PAGE 49 OF 124 PAGES


been removed or discharged within 90 days thereafter, or any material part of the property of the Company shall, in any judicial proceeding, be sequestered and shall not be returned to the possession of the Company within 90 days thereafter; or

                   (f) A petition against the Company in a proceeding under any bankruptcy law (as now or hereinafter in effect) shall be filed and shall not be dismissed within 30 days after such filing, or, in case the approval of such petition by a court of competent jurisdiction is required, shall be filed and approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within 30 days thereafter, or if, under the provisions of any other similar law providing for reorganization or winding up of corporations and which may apply to the Company, any court of competent jurisdiction, custody or control of the Company or of any material part of its property and such jurisdiction, custody or control shall not be relinquished or terminated within 30 days thereafter; or

                   (g) The Company shall (x) be declared in default in the payment of principal or interest on any evidence of indebtedness for money borrowed (other than the Debentures) or other material obligations and such default shall continue for more than the period of grace, if any, therein specified, unless such default shall have been cured or waived prior to such indebtedness becoming or being declared to be due and payable prior to its stated maturity, or (y) default shall continue for more than the period of grace, if any, therein specified, or (z) default in the performance or observance of any other term, condition or agreement contained in any such evidence of indebtedness for money borrowed or in any agreement relating thereto if as a result of such default such evidence of indebtedness is declared to be due and payable prior to its stated maturity; then, in any such event, any registered Holder or Holders of the Debentures may declare the Debenture or Debentures held by it or them to be due and payable, together with accrued interest thereon, thirty (30) days after such declaration, unless, prior do the expiration of such thirty (30) day period the registered Holders of a majority of the then outstanding principal amount of the Debentures at such time

                                                            PAGE 50 OF 124 PAGES


outstanding, together with the concurrence of each registered Holder owning originally and at such time a principal amount of $150,000 or greater of Debentures, shall waive, suspend, cancel or annul such declaration.

              Section 6.2. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 6.1 shall happen and be continuing, each Holder of a Debenture which may, pursuant to the provisions of Section 6.1, declare the Debenture or Debentures held by it to be immediately due and payable, may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture, such Debenture or in aid of the exercise of any power granted in this Debenture, such Debenture, or may proceed to enforce the payment of such Debenture or to enforce any other legal or equitable right of holder of such Debenture. If, pursuant to the provisions of Section 6.1 or of this Section 6.2, the holder of any Debenture shall demand payment thereof or take any action in respect of a default or an Event of Default, the Company will forthwith give written notice, addressed as provided in Section 6.4, to the other Holders of Debentures, specifying such action and the nature of the default or Event of Default. Nothing contained in this Section 6.2 or in
Section 6.1 shall in any manner impair that absolute and unconditional right of each holder of a Debenture to receive payment of the principal of and interest, on such Debenture when the same shall become due and payable in accordance with the terms thereof, and to institute suit for the enforcement of such payment.

              Section 6.3. Remedies Cumulative. No remedy herein conferred upon the Holder of any Debenture is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

              Section 6.4. Remedies Not Waived. No course of dealing between the Company and any Holder of a Debenture shall operate as a waiver of any right of such Holder hereunder or under such

                                                            PAGE 51 OF 124 PAGES


Debenture, and no delay on the part of such Holder in exercising any right hereunder or thereunder shall so operate.

              Section 7. Waivers. Anything in this Debenture to the contrary notwithstanding, upon the affirmative written consent of the registered Holders of a majority of the then outstanding principal amount of Debentures, plus the affirmative written consent of each registered Holder owning originally and at such time a principal amount of $150,000 or greater of Debentures, any provision, covenant, requirement, agreement or condition of the Company under this Debenture may be waived or amended at any time or from time to time and such waiver or amendment shall be binding upon all Holders and all Debentures.

              Section 8. Security. This Debenture is secured by that certain Security Agreement dated as of March 1, 1996 made by the Company for the benefit of the holders of the Debentures.

              Section 9. Costs of Collection. In case of a default in the payment of any principal of or interest on this Debenture, the Company will pay to the Holder hereof such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorneys' fees.

              Section 10. Legend. Each Debenture shall bear the following legend:

                   The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under the "blue sky" laws of any State. The securities may not be pledged, hypothecated, assigned, sold or transferred unless registered under that Act and registered or qualified under the blue sky laws as may be applicable or unless, in the opinion of counsel reasonably satisfactory to the Company, exemptions from such laws are available.

              Section 11. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                                                            PAGE 52 OF 124 PAGES


              Section 12. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

              Section 13. Notice. Any notice pursuant to this Debenture shall be effected on the day delivered by hand and receipted, the second business day after delivery to a recognized overnight courier service or seven days after delivery to the United States Post Office, proper postage prepaid sent registered or certified mail, return receipt requested, addressed as follows:

              If to the holder at the address shown on the register maintained by the Company pursuant to Section 1.2 of this Debenture.

              If to the Company:

              61 Executive Boulevard
              Farmingdale, New York 11735

              Section 14. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS DEBENTURE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

              Section 15. Headings. The headings of the sections and subsections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

                                                            PAGE 53 OF 124 PAGES


              IN WITNESS WHEREOF, VTX Electronics Corp. has caused this Debenture to be signed in its corporate name by one of its officers thereunto duly authorized and this Debenture to be dated as of the day and year first above written.


                                            VTX ELECTRONICS CORP.



                                            By:
                                               ---------------------------------

                                                            PAGE 54 OF 124 PAGES


                                                                     EXHIBIT B-1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT

                 TO PURCHASE [NUMBER] SHARES OF COMMON STOCK OF

                  VTX ELECTRONICS CORP, A DELAWARE CORPORATION
                                (THE "COMPANY")

                 DATE OF INITIAL ISSUANCE:   NOVEMBER 30, 1995


    THIS CERTIFIES THAT, for value received, [NAME] or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

    SECTION 1.  DEFINITIONS.

    For all purposes of this Warrant, the following terms shall have the meanings indicated and capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Capitalization Agreement dated as of November 30, 1995 by and among the Company and the Investors named therein (the "Capitalization Agreement"):

    COMMON STOCK - shall mean and include the Company's authorized Common Stock, par value $.10 per share, as constituted at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

    SECURITIES ACT - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    TERM OF THIS WARRANT - shall mean the period beginning on June 1, 1996 and ending on December 1, 2000.

    WARRANT PRICE - is defined in Section 2.1 hereof.

                                                            PAGE 55 OF 124 PAGES


    WARRANT RIGHTS - the rights of the Holder to purchase shares of Common Stock upon exercise of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

    WARRANT SHARES - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

    SECTION 2.  EXERCISE OF WARRANT.

    2.1. RIGHT TO EXERCISE. At any time and from time to time during the Term of this Warrant, the Holder may exercise this Warrant, in whole or part(s) to purchase the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5. The Warrant Price shall be $.25 per share subject to adjustment as provided in Section 5 and may be paid either in cash or by presentation for surrender, cancellation and redemption of a principal and accrued interest amount of Secured Subordinated Debenture of the Company equal to the aggregate Warrant Price.

    2.3. PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant: the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

    2.4. TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                                                            PAGE 56 OF 124 PAGES


Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

    SECTION 3. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, provided, however, that of the time of issuance of this Warrant the Company does not have sufficient authorized common stock for all outstanding securities or options convertible
into common stock.   The Company covenants to seek approval for an increase in
authorized common stock for the shareholders of the Company at its next Annual Meeting. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

    SECTION 4.  OWNERSHIP.

    4.1 REGISTER; TRANSFER OR EXCHANGE OF WARRANTS. The Company shall keep at its office maintained in Farmingdale, New York a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

    4.2. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

                                                            PAGE 57 OF 124 PAGES


    4.3. TRANSFER AND REPLACEMENT. This Warrant and all rights hereunder are subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

    SECTION 5 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

              (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and Warrant Price in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company which he or she would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any shares of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

              In the event the Company shall at any time, issue or sell any shares of Common Stock or rights, warrants or securities convertible into Common Stock (any such sale or issuance, being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) equal to the lowest of
(i) the per share consideration receivable by the Company on account of such Change of Shares, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the Warrant Price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding

                                                            PAGE 58 OF 124 PAGES


immediately after the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). In addition, the number of shares of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). Such adjustments (both price and number of shares) shall be made successively whenever such and issuance is made.

    In case the Corporation shall at any time issue or sell shares of capital stock (other than Common Stock), or warrants, rights to subscribe or securities convertible into capital stock (excluding those referred to above), then in each such case the Warrant Price shall be adjusted so the same shall equal the lowest of (i) the per share consideration receivable by the Company on account of such issuance or sale, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the price determined by multiplying the Warrant Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding, less than the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed and the denominator shall be such current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding. In addition, the number of share of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by fraction, the numerator of which shall be current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding and the denominator of which shall be the current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding, less the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed. Such adjustments (both price and number of shares) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

    The provisions of this Section 5 shall not operate to increase the Warrant Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant.

              (b) The Company may elect, upon any adjustment of the Warrant Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

                                                            PAGE 59 OF 124 PAGES


              (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger of the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

              (d)  After each adjustment of the Warrant Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

              (e) For purposes of Section 5(a) and 5(b) hereof, the following shall also be applicable:

                   (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                   (B) No adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of a least $.0001 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.0001 in the Warrant Price then in effect hereunder.

              (f) If and whenever the Company shall grant to all holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common

                                                            PAGE 60 OF 124 PAGES


Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 5 (f), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

              (g) For the purpose of any computation under this Section 5 the current market price per share of Common Stock on any date shall be deemed to be the lower of (i) the closing price on the record date for determining the holders of Warrants entitled to receive any adjustment or any computation or
(ii) average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities and exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the Common Stock selected from time to time by the Company for this purpose.

    SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be exercised, in whole or in part, pursuant to Section 2.1 of this Warrant, and is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

    SECTION 7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

    SECTION 8.  REGISTRATION RIGHTS; ETC.

    8.1. CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

    "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                                                            PAGE 61 OF 124 PAGES


    "Registrable Securities" shall mean this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant.

    The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

    "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

    "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section
8.6 hereof) have not been sold to the public.

    "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

    8.2.  COMPANY REGISTRATION; DEMAND REGISTRATION.

    (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.2(b) below.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to
Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting)

                                                            PAGE 62 OF 124 PAGES


enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

    Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

    If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    (c) Notwithstanding anything to the contrary set forth above, each Holder shall also have the unqualified and unconditional right at any time and from time to time subsequent to December 1, 1997 to demand the registration of Registrable Securities, in which case the Company shall proceed with such registration as provided in this Section 8.

    8.3 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 8.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

    8.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

    (a)  keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

    (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

    (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in

                                                            PAGE 63 OF 124 PAGES


such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

    8.5 INDEMNIFICATION.

    (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

    (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

    (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall

                                                            PAGE 64 OF 124 PAGES


permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    8.6 INFORMATION BY HOLDER. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

    8.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

    (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

    (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

    SECTION 9. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post Office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the Capitalization Agreement or to such other address as shall have been furnished to the Company in writing by the Holder

                                                            PAGE 65 OF 124 PAGES


or the Company at 61 Executive Boulevard, Farmingdale, New York 11735 or to such other address as shall have been furnished in writing to the Holder by the Company.

    SECTION 10. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    SECTION 11. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

    SECTION 12.  MISCELLANEOUS.   This Warrant and any provision hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                                                            PAGE 66 OF 124 PAGES



    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its
duly authorized officer this      day of March 1996.


                                            VTX ELECTRONICS CORP.



                                            By:
                                               ---------------------------------

                                                            PAGE 67 OF 124 PAGES


                         [FORM OF ELECTION TO EXERCISE]

                   TO BE EXECUTED BY THE REGISTERED HOLDER IF
                  SUCH HOLDER DESIRES TO EXERCISE THE WARRANT

To            :
  ------------

    The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Common Stock issuable upon the exercise of such Warrant and requests that Certificate for such shares be issued in the name of:

- -------------------------------------------------------------------
   (Please print name and address)

- -------------------------------------------------------------------
        (Please insert social security or other identifying number)

- -------------------------------------------------------------------
             (Please insert number of shares exercised)

- -------------------------------------------------------------------
                  Please insert Warrant Price Paid

- -------------------------------------------------------------------
          (Please specify whether payment is in cash or Debentures)

If such number of Warrant shall not be all the Warrant evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such Warrant shall be registered in the name of and delivered to:


- ------------------------------------------------------------------
               (Please print name and address)

- ------------------------------------------------------------------
(Please insert social security or other identifying number)

Dated:                ,     .
      ----------------  ----

                                            [HOLDER]


                                            By
                                              ---------------------------

                                                            PAGE 68 OF 124 PAGES


                                                                     EXHIBIT B-2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT

                 TO PURCHASE [NUMBER] SHARES OF COMMON STOCK OF

                  VTX ELECTRONICS CORP, A DELAWARE CORPORATION
                                (THE "COMPANY")

                 DATE OF INITIAL ISSUANCE:   NOVEMBER 30, 1995


    THIS CERTIFIES THAT, for value received, [Name] or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

    SECTION 1.  DEFINITIONS.

    For all purposes of this Warrant, the following terms shall have the meanings indicated and capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Capitalization Agreement dated as of November 30, 1995 by and among the Company and the Investors named therein (the "Capitalization Agreement"):

    COMMON STOCK - shall mean and include the Company's authorized Common Stock, par value $.10 per share, as constituted at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

    SECURITIES ACT - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    TERM OF THIS WARRANT - shall mean the period beginning on December 1, 1998 and ending on December 1, 2005.

    WARRANT PRICE - is defined in Section 2.1 hereof.

                                                            PAGE 69 OF 124 PAGES


    WARRANT RIGHTS - the rights of the Holder to purchase shares of Common Stock upon exercise of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

    WARRANT SHARES - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

    SECTION 2.  EXERCISE OF WARRANT.

    2.1. RIGHT TO EXERCISE. At any time and from time to time during the Term of this Warrant, the Holder may exercise this Warrant, in whole or part(s) to purchase the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5. The Warrant Price shall be $.25 per share subject to adjustment as provided in Section 5 and may be paid either in cash or by presentation for surrender, cancellation and redemption of a principal and accrued interest amount of Secured Subordinated Debenture of the Company equal to the aggregate Warrant Price.

    2.3. PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant: the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

    2.4. TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

                                                            PAGE 70 OF 124 PAGES


Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

    SECTION 3. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, provided, however, that of the time of issuance of this Warrant the Company does not have sufficient authorized common stock for all outstanding securities or options convertible
into common stock.   The Company covenants to seek approval for an increase in
authorized common stock for the shareholders of the Company at its next Annual Meeting. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

    SECTION 4.  OWNERSHIP.

    4.1 REGISTER; TRANSFER OR EXCHANGE OF WARRANTS. The Company shall keep at its office maintained in Farmingdale, New York a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

    4.2. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

                                                            PAGE 71 OF 124 PAGES


    4.3. TRANSFER AND REPLACEMENT. This Warrant and all rights hereunder are subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

    SECTION 5 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

              (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and Warrant Price in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company which he or she would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any shares of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

              In the event the Company shall at any time, issue or sell any shares of Common Stock or rights, warrants or securities convertible into Common Stock (any such sale or issuance, being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) equal to the lowest of
(i) the per share consideration receivable by the Company on account of such Change of Shares, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the Warrant Price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding

                                                            PAGE 72 OF 124 PAGES


immediately after the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). In addition, the number of shares of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). Such adjustments (both price and number of shares) shall be made successively whenever such and issuance is made.

    In case the Corporation shall at any time issue or sell shares of capital stock (other than Common Stock), or warrants, rights to subscribe or securities convertible into capital stock (excluding those referred to above), then in each such case the Warrant Price shall be adjusted so the same shall equal the lowest of (i) the per share consideration receivable by the Company on account of such issuance or sale, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the price determined by multiplying the Warrant Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding, less than the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed and the denominator shall be such current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding. In addition, the number of share of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by fraction, the numerator of which shall be current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding and the denominator of which shall be the current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding, less the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed. Such adjustments (both price and number of shares) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

    The provisions of this Section 5 shall not operate to increase the Warrant Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant.

              (b) The Company may elect, upon any adjustment of the Warrant Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

                                                            PAGE 73 OF 124 PAGES


              (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger of the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

              (d)  After each adjustment of the Warrant Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

              (e) For purposes of Section 5(a) and 5(b) hereof, the following shall also be applicable:

                   (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                   (B) No adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of a least $.0001 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.0001 in the Warrant Price then in effect hereunder.

              (f) If and whenever the Company shall grant to all holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common

                                                            PAGE 74 OF 124 PAGES


Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 5 (f), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

              (g) For the purpose of any computation under this Section 5 the current market price per share of Common Stock on any date shall be deemed to be the lower of (i) the closing price on the record date for determining the holders of Warrants entitled to receive any adjustment or any computation or
(ii) average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities and exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the Common Stock selected from time to time by the Company for this purpose.

    SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be exercised, in whole or in part, pursuant to Section
2.1 of this Warrant, and is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

    SECTION 7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

    SECTION 8.  REGISTRATION RIGHTS; ETC.

    8.1. CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

    "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                                                            PAGE 75 OF 124 PAGES


    "Registrable Securities" shall mean this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant.

    The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

    "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

    "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section
8.6 hereof) have not been sold to the public.

    "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

    8.2.  COMPANY REGISTRATION; DEMAND REGISTRATION.

    (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.2(b) below.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to
Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting)

                                                            PAGE 76 OF 124 PAGES


enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

    Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one- third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

    If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    (c) Notwithstanding anything to the contrary set forth above, each Holder shall also have the unqualified and unconditional right at any time and from time to time subsequent to December 1, 1997 to demand the registration of Registrable Securities, in which case the Company shall proceed with such registration as provided in this Section 8.

    8.3 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 8.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

    8.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

    (a)  keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

    (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

    (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in

                                                            PAGE 77 OF 124 PAGES


such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

    8.5 INDEMNIFICATION.

    (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

    (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

    (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall

                                                            PAGE 78 OF 124 PAGES


permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    8.6 INFORMATION BY HOLDER. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

    8.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

    (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

    (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

    SECTION 9. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post Office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the Capitalization Agreement or to such other address as shall have been furnished to the Company in writing by the Holder

                                                            PAGE 79 OF 124 PAGES


or the Company at 61 Executive Boulevard, Farmingdale, New York 11735 or to such other address as shall have been furnished in writing to the Holder by the Company.

    SECTION 10. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    SECTION 11. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

    SECTION 12.  MISCELLANEOUS.   This Warrant and any provision hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                                                            PAGE 80 OF 124 PAGES



    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its
duly authorized officer this      day of March 1996.


                                            VTX ELECTRONICS CORP.



                                            By:
                                               ---------------------------------

                                                            PAGE 81 OF 124 PAGES


                         [FORM OF ELECTION TO EXERCISE]

                   TO BE EXECUTED BY THE REGISTERED HOLDER IF
                  SUCH HOLDER DESIRES TO EXERCISE THE WARRANT

To            :
  ------------

    The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Common Stock issuable upon the exercise of such Warrant and requests that Certificate for such shares be issued in the name of:

- -------------------------------------------------------------------
    (Please print name and address)

- -------------------------------------------------------------------
        (Please insert social security or other identifying number)

- -------------------------------------------------------------------
            (Please insert number of shares exercised)

- -------------------------------------------------------------------
                 Please insert Warrant Price Paid

- -------------------------------------------------------------------
          (Please specify whether payment is in cash or Debentures)

If such number of Warrant shall not be all the Warrant evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such Warrant shall be registered in the name of and delivered to:


- ------------------------------------------------------------------
               (Please print name and address)

- ------------------------------------------------------------------
(Please insert social security or other identifying number)

Dated:                ,     .
      ----------------  ----


                                            [HOLDER]


                                            By
                                              ----------------------------------

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                         AND RIGHTS OF SENIOR CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                                       OF


                              VTX ELECTRONICS CORP.

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


                  VTX Electronics Corp. a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Senior Cumulative Convertible Preferred Stock:


                  RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


                  SECTION 1. Designation and Amount. The shares of such series shall be designated as Senior Cumulative Convertible Preferred Stock (the "Senior Preferred Stock") and the number of shares constituting such series shall be 15,000 and the stated value of the Senior Preferred Stock shall be $100 per share.


                  SECTION 2. VOTING The Senior Preferred Stock shall have the following voting rights:

                  (A) On all matters, other than the election of directors, the holders of Senior Preferred Stock shall vote together with the Common Stock as one class, but shall have 1,500 of votes per share of Senior Preferred Stock.


                  (B) The holders of Senior Preferred Stock, voting as a class, shall in each year elect seventy-five (75%) percent of the members of the Board of Directors of the Corporation.


                  (C) The Corporation shall not, without the affirmative consent of the holders of a majority of the Senior Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Senior Preferred Stock in any manner.


                  (D) The Corporation shall not, without the affirmative consent of the holders of a majority of the Senior Preferred Stock, issue any preferred stock or other equity securities senior to, or pari passu with, the Senior Preferred Stock whether as to dividends, distribution or liquidation, or otherwise.

                  SECTION 3. Dividends. In each year the holders of the Senior Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, quarterly dividends payable in cash on December 1, March 1, June 1 and September 1 in each year (each such date being referred to herein as "Quarterly Dividend Payment Date"), commencing March 1, 1996, in an amount equal to $3 per share (that is, $12 per share on an annual basis).


                  In the case of the original issuance of shares of Senior Preferred Stock, dividends shall begin to accrue and be cumulative from the date of issue. In the case of shares of Senior Preferred Stock issued in exchange for issued Senior Preferred Stock, dividends shall begin to accrue and be cumulative from the Quarterly Dividend Payment Date next preceding the date of issue of such shares to which such dividends have been paid, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Senior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall be cumulative from such Quarterly Dividend Payment Date; provided , however, that if dividends shall not be paid on such Quarterly Dividend Payment Date, then dividends shall accrue and be cumulative from the Quarterly Dividend Payment Date to which such dividends have been paid. Accrued but unpaid dividends shall compound at 12% per annum compounded annually.

Dividends paid on shares of Senior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Senior Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

                  Whenever quarterly dividends payable on the Senior Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Senior Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (A) pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock, (B) pay dividends on or make any other distributions on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Senior Preferred Stock, except dividends paid ratably on the Senior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled,
(C) redeem or purchase or otherwise acquire for consideration any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking on a parity or junior to the Senior Preferred Stock, (D) purchase or otherwise acquire for consideration any shares of the Senior Preferred Stock, unless required or as provided in Section 5, or any shares of stock ranking on a parity with the Senior Preferred Stock, except with respect to the exchange of any Stock ranking below the Senior Preferred Stock as to liquidation or dividends for debt of the Corporation. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could purchase such shares at such time and in such manner.


                  SECTION 4.  [Intentionally Omitted]


                  SECTION 5. Redemption by Corporation. The Corporation shall redeem shares of Senior Preferred Stock pursuant to the following provisions:

                  (A) The Corporation shall, on December 1, 2000 redeem all the then outstanding shares of Senior Preferred Stock at the stated value thereof (namely $100 per share); provided, however, that at the Corporation's option it may pay such redemption price in cash or in Common Stock to be valued for this purpose at the lower of (i) seventy (70%) percent of the then current market price or (ii) the then current Conversion Price (as herein provided). If contrary to the provisions hereof any shares of Senior Preferred Stock are not redeemed, such shares as have not been so redeemed shall accrue a dividend at a rate equal to eighteen percent (18%) time compounded annually and for each month such Senior Preferred Stock is not redeemed the Conversion Price (as hereinafter defined) shall be lowered to the lower of the Conversion Price in effect at the date of scheduled redemption or the market price. For purposes of this Section, "market price" of the Common Stock shall be the lower of (i) the market price on the record date for the redemption, or in the case of a reduction in the conversion price, on the last trading day of each month, or (ii) average of the daily closing prices for 30 consecutive business days commencing 45 business prior to the redemption date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted for trading or, if not listed or admitted to trading on any national securities exchange the average of the closing bid and asked prices on reported by the National Association of Securities Dealers Automated Quotation System or if not so reported, by the average of the closing bid and asked prices furnished by a firm acting at that time as a market maker in the Common Stock selected by the Company for this purpose.


                  (B) Notice of any redemption of the Senior Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Senior Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In accordance to facilitate the redemption of the Senior Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Senior Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Senior Preferred Stock, not more than sixty days prior to the date fixed for such redemption;


                  (C) Upon any notice of redemption being sent to the holders of Senior Preferred Stock, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Senior Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

                  SECTION 6. Reacquired Shares. Any shares of the Senior Preferred Stock redeemed or purchased otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.

                  SECTION 7. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of Common Stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock unless, prior thereto, the holders of Senior Preferred Stock shall have received $100 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred Stock, except distributions made ratably on the Senior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  SECTION 8. Conversion.


                  (a) Conversions. Subject to and upon compliance with the provisions of this Section, at the option of any holder of Senior Preferred Stock such holder may convert his or her Senior Preferred Stock and cumulative but unpaid dividends including the interest thereon, at any time subsequent to June 1, 1996 into that number of duly paid and nonassessable whole shares of common stock obtained by dividing the stated value of the Senior Preferred Stock so converted, plus the cumulative but unpaid dividends (and the interest thereon) on such shares, by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Upon conversion of any shares of Senior Preferred Stock that portion so converted shall result in satisfaction and redemption of such Senior Preferred Stock so converted.

                  The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall initially be $.25 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 9(d).


                  (b) Manner of Exercising Conversion Privilege. In order to exercise the conversion privilege, the holder of any shares of Senior Preferred Stock to be converted shall surrender the certificates representing such Senior Preferred Stock at the principal office of the Corporation, accompanied by written notice to the Corporation, at said office that the holder elects to convert such Senior Preferred Stock or, if less than the entire amount of shares represented by such certificate the amount thereof is to be converted, the portion thereof to be converted. Such notice shall also state the name or names in which the certificate or certificates for shares of Common Stock issuable on such conversion are to be issued, otherwise they shall be issuable in the same name as the registration of such Senior Preferred Stock, be accompanied by instruments of transfer, in form satisfactory to the Corporation and to any person authorized by the Corporation to deliver Common Stock on conversion of Senior Preferred Stock (herein referred to as the "conversion agent"), duly executed by the holder or his duly authorized attorney. Except as otherwise provided in this Section 9(b), no payment or adjustment shall be made on account of any dividends on the Common Stock issued upon conversion but accrued dividends shall be payable upon conversion.

                  Senior Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of acceptance of such Senior Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of the converted portion shall cease and the persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holders of such Common Stock at such times; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Senior Preferred Stock surrendered shall not be deemed to have been converted, in whole or in part as the case may be, until such date for the purpose of determining whether any dividends is payable thereon, and such conversion date, the Corporation shall issue and shall deliver at said office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9(c).

                  In the case of any certificates of Senior Preferred Stock which is converted in part only, upon such conversion the Corporation shall execute and deliver to or upon the written order of the holder thereof, at the expense of the Corporation, a new certificate of certificates of Senior Preferred Stock in an amount equal to the unconverted portion of such certificates of Senior Preferred Stock.


                  (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any Senior Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Senior Preferred Stock (or specified portions thereof), the Corporation shall pay a cash adjustment in respect of such fraction.

                  (d) Adjustments. The initial conversion price specified in
Section 9(a) and any adjusted conversion price shall be subject to adjustment from time to time as follows:

                           (A) In case the Corporation shall (i) pay a dividend
or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of its indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the holders of any Senior Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such Senior Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (A) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (A), the holder of any shares of Senior Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors

(whose determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.


                  (B) In case the Corporation shall issue or sell subsequent to December 1, 1997 Common Stock, rights, warrants or securities entitling the holder thereof to subscribe for, purchase or convert into shares of Common Stock then, on the record date mentioned below, the conversion price of the Common Stock shall be adjusted so that such price shall equal the lowest of (i) the per share consideration received by the Corporation on account of such issuance or sale (ii) the lowest then current exercise or conversion price on any warrants or convertible securities, or (iii) the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such Common Stock, rights, warrants or securities by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to issuance of such Common Stock rights, warrants or securities and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to issuance of such Common Stock rights, warrants or securities plus the number of additional shares of Common Stock issued, offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.


                  (C) In case the Corporation, subsequent to December 1, 1997, shall issue or sell shares of its capital stock (other than Common Stock), or rights to subscribe to the foregoing (excluding those referred to in subsection
(B) above), then in each such case the conversion price shall be adjusted so that the same shall equal the lowest of (i) the per share consideration receivable by the Corporation on account of such issuance or sale, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities or (iii) the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (D) below) of the Common Stock on the record date mentioned below multiplied by the number of shares of Common Stock then outstanding, less the then fair market value (as reasonably determined by the Board of Directors, of the Corporation in good faith) of the capital stock, subscription rights, assets or evidences of indebtedness so issued or distributed and the denominator shall be such current market price per share of the Common Stock multiplied by the number of shares of Common Stock then outstanding. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (D) For the purpose of any computation under subsection (C) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities and exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the Common Stock selected from time to time by the Corporation for this purpose.


                  (E) No adjustment in the conversion price shall operate to increase the conversion price and no adjustment shall be made unless it results in a decrease of at least $.0001 in such price; provided, however, that any adjustments which by reason of this subsection (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (F) In the event that at any time as a result of an adjustment made pursuant to subsection (A) above, the holder of any shares of Senior Preferred Stock thereafter surrendered for conversion shall become entitled to receive any share of the Corporation other than share of its Common Stock, thereafter the conversion price of such other shares so receivable upon conversion of any shares of Senior Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained subsections
(A) through (E) above, and the provisions of this Section 9 with respect to the Common Stock shall apply on like terms to any such other shares.


                  (G) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Senior Preferred Stock written evidence providing that the holder of all outstanding shares of Senior Preferred Stock shall have the right thereafter to convert such shares of Senior Preferred Stock into the kind and amount of share of stock and other securities and property which are receivable or which, but for the failure to distribute to the holders of Common Stock all or substantially all of the consideration receivable upon such sale or transfer of assets, would be receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such shares of Senior Preferred Stock might have been converted immediately prior to such sale or transfer. Such written evidence shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9(D) shall similarly apply to successive consolidations, mergers, sales or transfers.


                  (e) Notice of Adjusted Conversion Price. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall compute the adjusted Conversion Price in accordance with Section 9(d) and shall prepare a certificate signed by the Chief Financial Officer or President of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the fact upon which such adjustment is based, and such certificate shall forthwith be delivered to the registered Holders of all Senior Preferred Stock.


                  (f) Notice of Certain Corporate Action. In case

                           (a)  the Corporation shall declare a dividend (or any
other distribution) on its Common Stock payable otherwise than in cash; or

                           (b)  the Corporation shall authorize the granting to
the holders of its Common Stock of its rights to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           (c)  of any capital reorganization or of any
reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

                           (d)  of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation; then the Corporation shall cause to be delivered to the Holders of all Senior Preferred Stock at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up as expected to become effective, and the date as of which it is expected that holders of

Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.


                  (g) Corporation to Provide Stock. The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock or out of Common Stock held in its treasury for the purpose of effecting the conversion of Senior Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Senior Preferred Stock.

                  Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock issuable upon conversion of the Senior Preferred Stock the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price.

                  If any shares of Common Stock reserved for conversions of Senior Preferred Stock requires listing upon any national securities exchange before such shares may be delivered upon conversion, the Corporation shall in good faith, and as expeditiously as possible, endeavor to cause such shares to be duly listed.

                  (h) Taxes on Conversion. The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Senior Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holders of Senior Preferred Stock to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.


                  (i) Covenant as to Stock. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of Senior Preferred Stock will upon issuance be fully paid and nonassessable and, except as provided in Section 9(h), the Corporation will pay all taxes, liens and charges, including any legal or accounting fees and expenses with respect to the issuance thereof.


                  SECTION 8.  Notices of Corporate Action.  In the event of:

                  (A) any taking by the Corporation of a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a dividend payable solely in cash or shares of Common Stock) or other distribution, or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;


                  (B) any capital reorganization, reclassification or recapitalization of the Corporation (other than a subdivision or combination of the outstanding shares of its Common Stock), any consolidation or merger involving the Corporation and any other person (other than a consolidation or merger with a wholly-owned subsidiary of the Corporation, provided that the Corporation is the surviving or the continuing Corporation and no change occurs in the Common Stock), or any transfer of all or substantially all the assets of the Corporation to any other person; or


                  (C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;


then, and in each such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of the Senior Preferred Stock, at least 20 days (or 10 days in case of any event specified in clause (A) above) prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up.


                  SECTION 9.  Registration Rights; Etc.

                  (A) Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

                           "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act.

                           "Registrable Securities" shall mean the shares of
Common Stock issuable or issued upon conversion of any Senior Preferred Stock.

                           The terms "registered," "registered" and
"registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

                           "Registration Expenses" shall mean all expenses
incurred by the Corporation in compliance with (B) hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation, which shall be paid in any event by the Corporation).

                           "Selling Expenses" shall mean all underwriting
discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses."

                           "Holder" shall mean any holder of any Senior
Preferred Stock or outstanding Registrable Securities who received such Registrable Securities directly from the Corporation upon conversion of any Senior Preferred Stock.

                   "Other Shareholders" shall mean holders of securities of the Corporation who are entitled by contract with the Corporation to have securities included in a registration of the Corporation's securities.


                  (B)      Corporation Registration; Demand Registration.

                                    (i)  Notice of Registration.  If the
Corporation shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Corporation will:

         (x) promptly give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

         (y) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Corporation described in clause (x) above, except as set forth below.

                           (ii)  Underwriting.  If the registration of which
the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holder as part of the written notice given pursuant to (B) above. In such event, the right of any Holder to registration pursuant to (B) above shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Corporation.

                  Notwithstanding any other provision of this (B), if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Corporation shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the following registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholder shall be allocated among such Holder, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.


                  If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  (iii) Notwithstanding anything to the contrary set forth above, each Holder shall also have the unqualified and unconditional right at any time and from time to time subsequent to December 1, 1997 to demand the registration of Registrable Securities, in which case the Corporation shall proceed with such registration as provided in this Section 9.


                  (C) Expenses of Registration. The Corporation shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Corporation pursuant to (B) hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.


                  (D) Registration Procedures. In the case of each registration effected by the Corporation pursuant to this Section 9, the Corporation will advise each Holder in writing as to the initiation of each registration and as to the completion thereof. The Corporation will, at its expense:

                           (i)  keep such registration effective for a period
of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs:

                           (ii)  furnish such number of prospectuses and other
documents incident thereto as a Holder from time to time may reasonably request; and

                           (iii)  use its best efforts to register or qualify
the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may reasonably request under the circumstances; provided, however, that the Corporation shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.


                  (E)      Indemnification.

                           (i) The Corporation, with respect to each
registration, qualification and compliance effected pursuant to this Section 9, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss damage, liability or action; provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Corporation by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

                           (ii)  Each Holder and Other Shareholder will, if
Registrable Securities held by him or her are included in the securities offering as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation's securities covered by such a registration statement, each party who controls the

Corporation or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Corporation by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

                           (iii)  Each party entitled to indemnification under
this (E) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnification Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnifying Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interest or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


                  (F) Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration statement, shall furnish to the Corporation such information regarding such Holder or Other Shareholder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.


                  (G) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to:

                           (i)   Make and keep public information available, as
those terms are understood an defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Corporation for an offering of its securities to the general public;

                           (ii)  Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

                           (iii) So long as the Holder owns any Registrable
Securities, furnish to the Holder forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.


                  IN WITNESS WHEREOF, said VTX Electronics Corp. has caused this Certificate of Designation, Preferences and Rights of Senior Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereto on November , 1995.




Attest:                                                VTX Electronics Corp.



                                                       By:
- --------------------                                      --------------------